Exhibit 10.2

OFFER TO EXCHANGE SHARES OF
PROPANC PTY LTD
FOR COMMON STOCK OF
PROPANC HEALTH GROUP CORPORATION

576 Swan Street
Richmond, VIC, 3121, AUSTRALIA
Attention: James Nathanielsz, CEO

December 11, 2010

OFFER TO EXCHANGE SHARES OF
PROPANC PTY LTD
FOR COMMON STOCK OF
PROPANC HEALTH GROUP CORPORATION

The Offer:
Propanc Health Group Corporation (“Future Propanc”) is making this offer to all Propanc Pty Ltd (“Current Propanc”) shareholders who are not U.S. Persons as defined on Exhibit A or are accredited investors, as defined on Exhibit B.  See below, “How Do I Accept the Exchange Offer” for further details.  The offer expires at 5:00 p.m. Melbourne, Australian Time on January 11, 2010. Future Propanc has the same officers and directors as Current Propanc.

Purpose:	To provide investors in this Exchange Offer with increased liquidity and to provide Current Propanc shareholders with access to the U.S. public markets.

Terms of the Exchange:
For each share of Current Propanc owned by an investor, the investor will receive one share of Future Propanc common stock.  No shareholder will be diluted by the Exchange Offer.  James Nathanielsz, CEO, has already agreed to exchange his shares of Current Propanc for the same number of shares of Future Propanc.

Authorization:
Each shareholder will require the approval of 50% of the other shareholders to exchange their shares in Current Propanc for shares in Future Propanc.  For convenience, this approval is being provided by shareholders completing the same Subscription Agreement (Exhibit C).

Capitalization of Future Propanc:
Future Propanc is a recently organized Delaware corporation which is authorized to issue 100,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.01 par value, containing such rights, preferences and limitations as the board of directors may decide upon from time to time.  Prior to taking Future Propanc public, we are offering Current Propanc shareholders the opportunity to exchange their shares of common stock for shares of Future Propanc.  Assuming all of the Current Propanc shareholders accept the Exchange Offer, the Current Propanc shareholders will be the shareholders of Future Propanc and own the same percentage of Future Propanc as Current Propanc.

As of the date of this Exchange Offer, Current Propanc has 64,700,525 shares of common stock outstanding and no shares of preferred stock outstanding.  If all Current Propanc shareholders accept the Exchange Offer, the Current Propanc shareholders will own all of the outstanding shares of Future Propanc.  The non-participating Current Propanc shareholders will have a minority interest in Current Propanc, which will be a subsidiary of a U.S. public company.  See “How Do I Accept the Exchange Offer” below.

Are You Taking Future Propanc Public?
Yes.  We expect to file a registration statement with the Securities and Exchange Commission (the “SEC”) after the Exchange Offer is complete.  We can expect it will take up to 90 days to clear all comments from the SEC.

Can I Sell My Stock in Future Propanc?
Yes.  First we must recruit a broker to file the necessary papers with the Financial Industry Regulatory Authority (“FINRA”) after we file the initial registration statement with the SEC.  Getting FINRA approval, like clearing SEC comments, can be a lengthy process.

We are agreeing to register 20.0% of the Future Propanc shares you receive.  That means you can try to sell these shares once a trading market develops after the registration statement is declared “effective” by the SEC and after we obtain FINRA approval.  Your remaining shares can be sold six months after we accept the Exchange Offer under SEC Rule 144.  See below, “What is Rule 144.”

Prior to SEC and FINRA approval, you will not be able to sell your shares in Future Propanc in any public market.

What is Rule 144?
Rule 144 under the Securities Act of 1933 limits the amount of “restricted shares” that can be publicly sold.  For six months, no shares can be sold unless they are registered.  After six months, for non-affiliates of the Company, the shares are unrestricted and there are no limitations on sale.

What is Future Propanc?
Future Propanc was organized as a Delaware corporation on November 23, 2010.  Future Propanc was formed for the specific purpose of taking Current Propanc public on the U.S. trading markets.

Future Propanc’s goal is to finish its registration and become a publicly traded entity to take advantage of the public equity markets and provide a potential exit strategy for shareholders.

How Do I Accept the Exchange Offer?
Attached as Exhibit C is a Subscription Agreement which needs to be completed.  Subject to the requisite shareholder approval, Future Propanc will accept all subscriptions tendered by Non U.S. Persons, and accredited investors.

Also attached as Exhibit D is a Registration Rights Agreement where Future Propanc agrees to register 20.0% of the shares issued to each investor as part of the Exchange Offer.

Risk Factors:	Investors should review the risk factor on Exhibit E relating to an investment in Future Propanc.

Investors who elect to accept the Exchange Offer should complete the Subscription Agreement, Registration Rights Agreement, and deliver that and their shares of Current Propanc common stock to Mr. James Nathanielsz at the address on the cover page.

Do not sign the back of the stock certificate. Instead, make a copy of the back of the stock certificate, sign it and send this document under separate cover to Mr. James Nathanielsz.

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